Earnings Release

Mastercard Incorporated Reports Third Quarter 2023 Financial Results

•Third quarter net income of $3.2 billion, and diluted earnings per share (EPS) of $3.39
•Third quarter adjusted net income of $3.2 billion, and adjusted diluted EPS of $3.39
•Third quarter net revenue of $6.5 billion, an increase of 14%, or 11% on a currency-neutral basis
•Third quarter gross dollar volume up 11% and purchase volume up 12%, on a local currency basis
Purchase, NY - October 26, 2023 - Mastercard Incorporated (NYSE: MA) today announced financial results for the third quarter 2023.

“We delivered strong revenue and earnings growth again this quarter, reflecting the solid fundamentals of our business and the continued resilience in consumer spending. Our cross-border volumes increased 21%1, reflecting the ongoing strength in both travel and non-travel cross-border spending,” said Michael Miebach, Mastercard CEO. “While macroeconomic and geopolitical uncertainty remains elevated, our diversified business model positions us well to capitalize on the substantial opportunities in payments and services.”

Quarterly Results

Third Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q3 2023	Q3 2022	Reported GAAP	Currency-neutral
Net revenue	$6.5	$5.8	14%	11%
Operating expenses	$2.7	$2.6	2%	—%
Operating income	$3.8	$3.1	24%	21%
Operating margin	58.8%	54.1%	4.8 ppt	4.7 ppt
Effective income tax rate	15.0%	18.6%	(3.7) ppt	(3.9) ppt
Net income	$3.2	$2.5	28%	25%
Diluted EPS	$3.39	$2.58	31%	29%

Key Third Quarter Non-GAAP Results [2]			Increase / (Decrease)
$ in billions, except per share data	Q3 2023	Q3 2022	As adjusted	Currency-neutral
Net revenue	$6.5	$5.8	14%	11%
Adjusted operating expenses	$2.7	$2.4	10%	9%
Adjusted operating margin	58.8%	57.7%	1.2 ppt	0.8 ppt
Adjusted effective income tax rate	15.0%	19.4%	(4.4) ppt	(4.6) ppt
Adjusted net income	$3.2	$2.6	23%	21%
Adjusted diluted EPS	$3.39	$2.68	26%	24%
[1] Mastercard-branded programs only; on a local currency basis.
[2] The Key Third Quarter Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 11 (“Third Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. See page 11 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q3 2023 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 11%	up 21%	up 15%

The following information is provided to aid in understanding Mastercard’s third quarter 2023 results, versus the year ago period.
•Net revenue increased 14%, or 11% on a currency-neutral basis. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 12%, or 10% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 11%, on a local currency basis, to $2.3 trillion.
•Cross-border volume growth of 21% on a local currency basis.
•Switched transactions growth of 15%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 22%, or 20% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 17%, or 14% on a currency-neutral basis. The increase was driven primarily by the continued growth of our cyber and intelligence solutions, driven by our underlying key drivers and demand for our fraud and security solutions, demand for our consulting and marketing services, as well as our loyalty solutions, partially offset by other solutions.
•Total operating expenses increased 2%. Excluding the impact of Third Quarter Special Items, adjusted operating expenses increased 10%, or 9% on a currency-neutral basis. This includes a 1 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs.
•Other income (expense) was unfavorable $43 million versus the year ago period, primarily due to net losses in the current year versus the net gains in the prior year related to unrealized fair market value adjustments on marketable equity securities, partially offset by higher net investment income. Adjusted other income (expense) was favorable $21 million versus the prior year, primarily due to an increase in investment income, partially offset by increased interest expense related to our 2023 debt issuances.
•The effective tax rate for the third quarter of 2023 was 15.0%, versus 18.6% for the comparable period in 2022. The adjusted effective tax rate for the third quarter of 2023 was 15.0%, versus 19.4% for the comparable period in 2022, primarily due to the Company’s ability to now claim more U.S. foreign tax credits generated in 2022 and 2023 resulting from U.S. guidance issued in the current period, partially offset by a $115 million discrete tax expense to establish a valuation allowance on the deferred tax asset related to U.S. foreign tax credits generated prior to 2022.
•As of September 30, 2023, the Company’s customers had issued 3.3 billion Mastercard and Maestro-branded cards.

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Year-to-date Results

Year-to-date Operating Results			Increase / (Decrease)
$ in billions, except per share data	2023	2022	Reported GAAP	Currency-neutral
Net revenue	$18.6	$16.4	13%	13%
Operating expenses	$7.9	$7.3	8%	8%
Operating income	$10.6	$9.1	17%	18%
Operating margin	57.3%	55.3%	2.0 ppt	2.1 ppt
Effective income tax rate	18.6%	14.3%	4.2 ppt	4.1 ppt
Net income	$8.4	$7.4	13%	14%
Diluted EPS	$8.85	$7.60	16%	17%

Key Year-to-date Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2023	2022	As adjusted	Currency-neutral
Adjusted net revenue	$18.6	$16.4	13%	14%
Adjusted operating expenses	$7.7	$6.9	11%	11%
Adjusted operating margin	58.6%	57.7%	0.9 ppt	0.8 ppt
Adjusted effective income tax rate	19.0%	14.8%	4.2 ppt	4.1 ppt
Adjusted net income	$8.6	$7.8	11%	11%
Adjusted diluted EPS	$9.08	$8.00	14%	14%
1. The Key Year-to-date Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 12 (“Year-to-date Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. See page 12 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-date 2023 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 13%	up 26%	up 15%
The following information is provided to aid in understanding Mastercard’s year-to-date 2023 results, versus the year ago period. As a reminder, we suspended our business operations in Russia in March 2022.
•Net revenue increased 13%, as reported and on a currency-neutral basis. Excluding the impact of Year-to-date Special Items, adjusted net revenue increased 13%, or 14% on a currency-neutral basis. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 11%, as reported and on a currency-neutral basis. The increase on a currency-neutral basis would have been 1 percentage point higher if we excluded the Russia-related Year-to-date Special Items which benefited year-to-date 2022. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 13%, on a local currency basis, to $6.7 trillion.
•Cross-border volume growth of 26% on a local currency basis.
•Switched transactions growth of 15%.

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This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 23%, as reported and on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 17%, as reported and on a currency-neutral basis, which includes a 1 percentage point increase from acquisitions. The remaining increase was driven primarily by the continued growth of our cyber and intelligence solutions, driven by our underlying key drivers and demand for our fraud and security solutions, demand for our consulting and marketing services, as well as our loyalty solutions, partially offset by other solutions.
•Total operating expenses increased 8%. Excluding the impact of Year-to-date Special Items, adjusted operating expenses increased 11% as reported and on a currency-neutral basis. This includes a 1 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs.
•Other income (expense) was favorable $119 million, primarily due to an increase in investment income and lower mark-to-market losses in 2023. Adjusted other income (expense) was favorable $80 million versus the year ago period, primarily due to an increase in investment income, partially offset by increased interest expense related to our 2022 and 2023 debt issuances.
•The effective tax rate for 2023 was 18.6%, versus 14.3% for the comparable period in 2022. The adjusted effective tax rate for 2023 was 19.0%, versus 14.8% for the comparable period in 2022, primarily due to changes in the valuation allowance associated with the deferred tax asset related to U.S. foreign tax credits. In 2022, we recognized a discrete tax benefit of $333 million to release the valuation allowance and in 2023 we recognized a total $327 million discrete tax expense to establish the valuation allowance. The discrete tax expense in 2023 was partially offset by our ability to now claim more U.S. foreign tax credits generated in 2022 and 2023 due to U.S. guidance issued in the current period.
Return of Capital to Shareholders
During the third quarter of 2023, Mastercard repurchased 4.8 million shares at a cost of $1.9 billion and paid $538 million in dividends.
Through September 30, 2023, Mastercard repurchased 19.2 million shares at a cost of $7.2 billion and paid $1.6 billion in dividends.
Quarter-to-date through October 23, the Company repurchased 1.2 million shares at a cost of $475 million, which leaves $4.5 billion remaining under the approved share repurchase programs.
Third Quarter 2023 Financial Results Conference Call Details
At 9:00 a.m. ET today, the Company will host a conference call to discuss its third quarter 2023 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the Company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts

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may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practice regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls as well as events and resulting actions related to the Russian invasion of Ukraine
•the impact of the global COVID-19 pandemic and measures taken in response
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholders reaction
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses

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•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the Company’s actual results to differ materially from expected results, please see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard (NYSE: MA)
Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions, except per share data)		(in millions, except per share data)
Net Revenue	$6,533	$5,756	$18,550	$16,420
Operating Expenses:
General and administrative	2,285	2,069	6,528	5,860
Advertising and marketing	193	182	561	573
Depreciation and amortization	211	185	594	566
Provision for litigation	—	208	231	341
Total operating expenses	2,689	2,644	7,914	7,340
Operating income	3,844	3,112	10,636	9,080
Other Income (Expense):
Investment income	71	16	185	28
Gains (losses) on equity investments, net	(6)	60	(95)	(133)
Interest expense	(151)	(120)	(427)	(344)
Other income (expense), net	3	4	19	12
Total other income (expense)	(83)	(40)	(318)	(437)
Income before income taxes	3,761	3,072	10,318	8,643
Income tax expense	563	573	1,914	1,238
Net Income	$3,198	$2,499	$8,404	$7,405
Basic Earnings per Share	$3.40	$2.59	$8.88	$7.63
Basic weighted-average shares outstanding	941	965	947	971
Diluted Earnings per Share	$3.39	$2.58	$8.85	$7.60
Diluted weighted-average shares outstanding	943	968	949	974

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Consolidated Balance Sheet (Unaudited)
	September 30, 2023	December 31, 2022
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$6,890	$7,008
Restricted cash for litigation settlement	—	589
Investments	602	400
Accounts receivable	3,925	3,425
Settlement assets	1,118	1,270
Restricted security deposits held for customers	1,824	1,568
Prepaid expenses and other current assets	2,624	2,346
Total current assets	16,983	16,606
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,140 and $1,904, respectively	1,972	2,006
Deferred income taxes	1,370	1,151
Goodwill	7,488	7,522
Other intangible assets, net of accumulated amortization of $2,137 and $1,960, respectively	4,022	3,859
Other assets	7,839	7,580
Total Assets	$39,674	$38,724

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$589	$926
Settlement obligations	992	1,111
Restricted security deposits held for customers	1,824	1,568
Accrued litigation	475	1,094
Accrued expenses	7,775	7,801
Short-term debt	1,337	274
Other current liabilities	1,527	1,397
Total current liabilities	14,519	14,171
Long-term debt	14,229	13,749
Deferred income taxes	385	393
Other liabilities	4,160	4,034
Total Liabilities	33,293	32,347

Commitments and Contingencies

Redeemable Non-controlling Interests	21	21

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,401 and 1,399 shares issued and 932 and 948 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 and 8 shares issued and outstanding, respectively	—	—
Additional paid-in-capital	5,791	5,298
Class A treasury stock, at cost, 470 and 451 shares, respectively	(58,573)	(51,354)
Retained earnings	60,390	53,607
Accumulated other comprehensive income (loss)	(1,297)	(1,253)
Mastercard Incorporated Stockholders' Equity	6,311	6,298
Non-controlling interests	49	58
Total Equity	6,360	6,356
Total Liabilities, Redeemable Non-controlling Interests and Equity	$39,674	$38,724

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Consolidated Statement of Cash Flows (Unaudited)
	Nine Months Ended September 30,
	2023	2022
	(in millions)
Operating Activities
Net income	$8,404	$7,405
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	1,196	1,197
Depreciation and amortization	594	566
(Gains) losses on equity investments, net	95	133
Share-based compensation	374	273
Deferred income taxes	(239)	(589)
Other	88	40
Changes in operating assets and liabilities:
Accounts receivable	(484)	(326)
Settlement assets	151	298
Prepaid expenses	(1,837)	(1,472)
Accrued litigation and legal settlements	(621)	249
Restricted security deposits held for customers	240	(342)
Accounts payable	(319)	(91)
Settlement obligations	(119)	146
Accrued expenses	43	638
Net change in other assets and liabilities	284	(30)
Net cash provided by operating activities	7,850	8,095
Investing Activities
Purchases of investment securities available-for-sale	(244)	(192)
Purchases of investments held-to-maturity	(327)	(174)
Proceeds from sales of investment securities available-for-sale	72	28
Proceeds from maturities of investment securities available-for-sale	155	156
Proceeds from maturities of investments held-to-maturity	116	194
Purchases of property and equipment	(294)	(312)
Capitalized software	(525)	(446)
Purchases of equity investments	(61)	(62)
Proceeds from sales of equity investments	44	7
Acquisition of businesses, net of cash acquired	—	(313)
Other investing activities	(73)	(6)
Net cash used in investing activities	(1,137)	(1,120)
Financing Activities
Purchases of treasury stock	(7,200)	(6,339)
Dividends paid	(1,624)	(1,430)
Proceeds from debt, net	1,554	1,127
Tax withholdings related to share-based payments	(81)	(137)
Cash proceeds from exercise of stock options	213	77
Other financing activities	—	(12)
Net cash used in financing activities	(7,138)	(6,714)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(29)	(387)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(454)	(126)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	9,196	9,902
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$8,742	$9,776

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted net revenue, adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the Company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The Company excludes these items because management evaluates the underlying operations and performance of the Company separately from these recurring and nonrecurring items.
In addition, the Company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results as well as removing the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the Company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The impact of the related realized gains and losses resulting from the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The Company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The Company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended September 30, 2023
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$6,533	$2,689	58.8%	$(83)	15.0%	$3,198	$3.39
(Gains) losses on equity investments [1]	**	**	**	6	—%	5	—
Adjusted - Non-GAAP	$6,533	$2,689	58.8%	$(78)	15.0%	$3,202	$3.39

	Three Months Ended September 30, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,756	$2,644	54.1%	$(40)	18.6%	$2,499	$2.58
(Gains) losses on equity investments [1]	**	**	**	(60)	0.6%	(66)	(0.07)
Litigation provisions [2]	**	(208)	3.6%	**	0.2%	162	0.17
Adjusted - Non-GAAP	$5,756	$2,437	57.7%	$(99)	19.4%	$2,595	$2.68

	Three Months Ended September 30, 2023 as compared to the Three Months Ended September 30, 2022
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	14%	2%	4.8	ppt	(3.7)	ppt	28%	31%
(Gains) losses on equity investments [1]	**	**	**		(0.6)	ppt	4%	4%
Litigation provisions [2]	**	9%	(3.6)	ppt	(0.2)	ppt	(8)%	(8)%
Adjusted - Non-GAAP	14%	10%	1.2	ppt	(4.4)	ppt	23%	26%
Currency impact [3]	(2)%	(1)%	(0.4)	ppt	(0.2)	ppt	(3)%	(3)%
Adjusted - Non-GAAP - currency-neutral	11%	9%	0.8	ppt	(4.6)	ppt	21%	24%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1.Q3’23 pre-tax net losses of $6 million and Q3’22 pre-tax net gains of $60 million were primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Third Quarter Special Items
2.Q3’22 pre-tax charges of $208 million were as a result of developments in settlement discussions with certain U.K. merchants, including a settlement reached with one of those merchants.
Other Notes
3.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Non-GAAP Reconciliations (YTD)
	Nine Months Ended September 30, 2023
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$18,550	$7,914	57.3%	$(318)	18.6%	$8,404	$8.85
(Gains) losses on equity investments [1]	**	**	**	95	0.1%	63	0.07
Litigation Provisions [2]	**	(231)	1.2%	**	0.3%	156	0.16
Adjusted - Non-GAAP	$18,550	$7,683	58.6%	$(223)	19.0%	$8,622	$9.08

	Nine Months Ended September 30, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$16,420	$7,340	55.3%	$(437)	14.3%	$7,405	$7.60
(Gains) losses on equity investments [1]	**	**	**	133	—%	114	0.12
Litigation provisions [3]	**	(341)	2.1%	**	0.5%	251	0.26
Russia-related impacts [4]	(37)	(67)	0.3%	**	—%	24	0.02
Adjusted - Non-GAAP	$16,383	$6,932	57.7%	$(303)	14.8%	$7,794	$8.00

	Nine Months Ended September 30, 2023 as compared to the Nine Months Ended September 30, 2022
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	13%	8%	2.0	ppt	4.2	ppt	13%	16%
(Gains) losses on equity investments [1]	**	**	**		0.1	ppt	(1)%	(1)%
Litigation provisions [2,3]	**	2%	(0.8)	ppt	(0.1)	ppt	(2)%	(2)%
Russia-related impacts [4]	—%	1%	(0.2)	ppt	—	ppt	—%	—%
Adjusted - Non-GAAP	13%	11%	0.9	ppt	4.2	ppt	11%	14%
Currency impact [5]	—%	—%	(0.1)	ppt	(0.1)	ppt	—%	—%
Adjusted - Non-GAAP - currency-neutral	14%	11%	0.8	ppt	4.1	ppt	11%	14%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1.Year-to-date 2023 and 2022 pre-tax net losses of $95 million and $133 million were primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Year-to-date Special Items
2.Year-to-date 2023 pre-tax charges of $231 million were primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
3.Year-to-date 2022 pre-tax charges of $341 million were as a result of developments in settlement discussions with certain U.K. merchants, including a settlement reached with one of those merchants, as well as a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
4.Year-to-date 2022 pre-tax net charge of $30 million was directly related to imposed sanctions and the suspension of our business operations in Russia. The net charge was comprised of general and administrative expenses of $67 million, primarily related to incremental employee-related costs and reserves on uncollectible balances with certain sanctioned customers, offset by a net benefit of $37 million in net revenue, primarily related to a reduction in payment network rebates and incentives liabilities as a result of lower estimates of customer performance for certain customer business agreements due to the suspension of our business operations in Russia.

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Other Notes
5.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended September 30, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$569	2.9%	7.1%	$421	9.2%	10,419	11.0%	$148	1.5%	1,516	934
Canada	66	4.4%	7.4%	64	7.2%	1,039	10.6%	2	14.0%	6	77
Europe	758	22.3%	18.4%	602	21.5%	17,019	19.5%	157	7.9%	990	796
Latin America	192	25.3%	16.8%	136	17.9%	5,464	11.8%	56	14.1%	436	421
Worldwide less United States	1,586	14.1%	13.4%	1,223	15.8%	33,941	15.2%	363	6.1%	2,949	2,228
United States	720	5.3%	5.3%	657	5.6%	10,133	6.2%	63	2.4%	295	654
Worldwide	2,305	11.2%	10.8%	1,880	12.0%	44,073	13.0%	426	5.6%	3,244	2,882
Mastercard Credit and Charge Programs
Worldwide less United States	720	12.2%	12.9%	683	12.9%	14,763	10.6%	38	12.9%	167	785
United States	376	6.8%	6.8%	365	6.7%	3,970	8.1%	11	10.8%	10	323
Worldwide	1,096	10.3%	10.7%	1,048	10.7%	18,732	10.1%	49	12.4%	176	1,108
Mastercard Debit Programs
Worldwide less United States	865	15.7%	13.9%	540	19.7%	19,178	19.0%	325	5.4%	2,782	1,443
United States	344	3.8%	3.8%	292	4.4%	6,163	5.0%	52	0.8%	285	331
Worldwide	1,209	12.1%	10.8%	832	13.8%	25,341	15.3%	377	4.7%	3,067	1,774

	For the 9 Months Ended September 30, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,702	2.7%	8.9%	$1,254	11.5%	29,871	12.7%	$448	2.3%	4,521	934
Canada	189	5.0%	10.0%	184	9.8%	2,918	13.0%	5	20.4%	19	77
Europe	2,141	19.9%	21.9%	1,683	25.4%	47,264	20.4%	458	10.6%	2,907	796
Latin America	538	21.0%	17.5%	381	18.7%	15,875	14.4%	157	14.6%	1,262	421
Worldwide less United States	4,570	12.4%	15.7%	3,502	18.5%	95,927	16.7%	1,068	7.5%	8,709	2,228
United States	2,109	6.4%	6.4%	1,924	6.8%	29,365	6.5%	185	3.1%	861	654
Worldwide	6,679	10.4%	12.6%	5,426	14.1%	125,292	14.1%	1,253	6.8%	9,571	2,882
Mastercard Credit and Charge Programs
Worldwide less United States	2,086	10.7%	14.7%	1,973	14.6%	42,043	11.2%	113	16.6%	498	785
United States	1,091	9.7%	9.7%	1,060	9.5%	11,348	10.7%	31	18.1%	27	323
Worldwide	3,177	10.3%	12.9%	3,033	12.8%	53,392	11.1%	144	16.9%	525	1,108
Mastercard Debit Programs
Worldwide less United States	2,484	13.9%	16.6%	1,529	23.9%	53,884	21.3%	956	6.5%	8,211	1,443
United States	1,018	3.2%	3.2%	864	3.6%	18,017	3.9%	154	0.6%	834	331
Worldwide	3,502	10.5%	12.3%	2,393	15.7%	71,901	16.5%	1,109	5.7%	9,045	1,774

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended September 30, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$553	3.5%	12.9%	$402	16.1%	9,387	19.0%	$151	5.2%	1,560	897
Canada	63	13.6%	17.7%	62	17.7%	939	13.6%	2	17.6%	6	70
Europe	620	(6.2)%	7.6%	478	16.0%	14,240	(6.5)%	142	(13.5)%	1,005	703
Latin America	153	24.4%	28.8%	108	31.8%	4,890	26.8%	45	22.2%	399	366
Worldwide less United States	1,390	1.1%	12.2%	1,050	17.6%	29,456	6.0%	340	(1.8)%	2,969	2,035
United States	683	10.5%	10.5%	622	12.1%	9,542	5.6%	61	(3.5)%	299	615
Worldwide	2,073	4.0%	11.6%	1,672	15.5%	38,997	5.9%	401	(2.1)%	3,268	2,650
Mastercard Credit and Charge Programs
Worldwide less United States	642	3.2%	14.9%	609	16.2%	13,342	9.5%	33	(3.9)%	162	751
United States	352	20.7%	20.7%	342	20.6%	3,672	17.1%	10	21.8%	9	301
Worldwide	994	8.8%	16.9%	951	17.7%	17,015	11.1%	43	0.9%	171	1,052
Mastercard Debit Programs
Worldwide less United States	748	(0.6)%	9.9%	441	19.6%	16,114	3.2%	306	(1.6)%	2,807	1,284
United States	331	1.4%	1.4%	279	3.1%	5,869	(0.5)%	52	(7.1)%	290	314
Worldwide	1,079	—%	7.2%	721	12.7%	21,983	2.2%	358	(2.4)%	3,097	1,598

	For the 9 Months ended September 30, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,657	5.0%	11.9%	$1,193	15.0%	26,494	16.9%	$465	4.7%	4,597	897
Canada	180	17.3%	20.4%	175	20.8%	2,583	16.0%	5	5.8%	16	70
Europe	1,785	1.6%	14.7%	1,362	23.5%	39,253	(2.2)%	423	(6.7)%	2,888	703
Latin America	444	31.0%	32.8%	314	37.2%	13,880	32.9%	131	23.4%	1,126	366
Worldwide less United States	4,067	6.2%	15.5%	3,044	21.1%	82,210	9.0%	1,023	1.5%	8,627	2,035
United States	1,982	11.2%	11.2%	1,802	13.8%	27,583	7.2%	179	(9.2)%	875	615
Worldwide	6,048	7.8%	14.1%	4,846	18.3%	109,793	8.5%	1,202	(0.2)%	9,502	2,650
Mastercard Credit and Charge Programs
Worldwide less United States	1,885	8.5%	17.7%	1,786	18.9%	37,802	12.7%	99	0.1%	466	751
United States	995	25.2%	25.2%	968	25.2%	10,250	21.0%	26	25.3%	25	301
Worldwide	2,879	13.8%	20.2%	2,754	21.0%	48,052	14.4%	126	4.5%	491	1,052
Mastercard Debit Programs
Worldwide less United States	2,182	4.3%	13.7%	1,258	24.5%	44,408	6.0%	924	1.7%	8,161	1,284
United States	987	—%	—%	834	2.9%	17,333	0.5%	153	(13.3)%	850	314
Worldwide	3,169	2.9%	9.0%	2,092	14.9%	61,741	4.4%	1,077	(0.7)%	9,011	1,598

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers. Starting in the first quarter of 2022, data related to sanctioned Russian banks was not reported to us and therefore such amounts are not included. Subsequent to the suspension of our business operations in Russia in March 2022, there is no Russian data to be reported.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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